UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
     The information set forth in Item 2.01 of this Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.
ITEM 2.01 Completion of Acquisition or Disposition of Assets
     On February 28, 2008, Delta Petroleum Corporation entered into a definitive agreement with EnCana Oil & Gas (USA) Inc. to jointly develop a portion of EnCana’s leasehold in the Vega Area of the Piceance Basin of western Colorado. The effective date of the transaction was March 1, 2008. Under the terms of the agreement, Delta has acquired 95% of EnCana’s interests in certain leases and wells and 100% of EnCana’s interests in wellbores and production from certain other wells. The acquisition of these assets has provided Delta with 1,700 drilling locations on approximately 18,250 gross acres with a 95% working interest. The transaction increases the Company’s working interest in the North Vega project leasehold to 95% from an average 50% with additional acreage that includes the Buzzard Creek federal unit (4,300 acres) and approximately 6,000 acres immediately adjacent to the Buzzard Creek unit.
     Under the terms of the agreement, Delta committed to fund $410.5 million to EnCana with $110.5 million funded at closing and three additional $100 million installments due on November 1, 2009, 2010 and 2011. These funds will be used for the drilling and completion of 228 wells in the Vega Area and Delta will earn a 5% working interest in these wells. The aggregate $300 million in future installment payments has been guaranteed by Delta with a letter of credit issued by Delta’s lenders in favor of EnCana. Delta has secured its obligations under the letter of credit with $300 million in cash to be maintained in a separate account with Delta’s primary lender while the letter of credit obligations are outstanding.
     A copy of the Carry and Earning Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 2.02 Results of Operations and Financial Condition.
     On February 28, 2008, Delta issued a press release describing selected financial results of Delta for the fourth quarter and year ended December 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1.
     The information incorporated by reference in Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 2.01 of this Form 8-K that relates to the creation of a direct financial obligation is incorporated by reference into this Item 2.03.
ITEM 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
(b) Pro Forma Financial Information
     The financial statements and financial pro forma financial information, if required, relating to the transaction described in Item 2.01 of this Form 8-K will be filed by amendment to this Form 8-K on or before May 15, 2008.
(d) Exhibits

Exhibit
No.	Description
10.1	Carry and Earning Agreement between Encana Oil & Gas (USA) Inc. and Delta Petroleum Corporation, dated February 28, 2008.

99.1	Delta Petroleum Corporation Press Release, dated February 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 5, 2008

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Carry and Earning Agreement between Encana Oil & Gas (USA) Inc. and Delta Petroleum Corporation, dated February 28, 2008.

99.1	Delta Petroleum Corporation Press Release, dated February 28, 2008.